PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     RAYONIER 1994 INCENTIVE STOCK PLAN


Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Rayonier Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-
6780) are hereby incorporated by reference: (a) the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) and
(c) the description of the Company's Common Shares which is contained in its registration statement on Form 8-A filed under the Exchange Act and any amendment or report filed under the Exchange Act for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in the registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration.

Item 4.  Description of Securities.

     This item is not applicable to the securities registered hereby.

Item 5.  Interests of Named Experts and Counsel.

     The financial statements and schedules incorporated by reference in the prospectus and elsewhere in the registration statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 6.  Indemnification of Directors and Officers.

     The North Carolina Business Corporation Act provides that the registrant may indemnify officers and directors who are parties in actual or threatened lawsuits and other proceedings against reasonable expenses, judgments, penalties, fines and amounts paid in settlement. North Carolina law further provides that a corporation may purchase insurance, providing for the indemnification of officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the North Carolina law.

     Reference is made to Article VI of the Amended and Restated Articles of Incorporation of the Company filed as Exhibit 4(a) hereto.

Item 7.  Exemption from Registration Claimed.

     This item is not applicable to the securities to be registered hereby.

Item 8.  Exhibits

Exhibit
No.                           Title                         Location

4. Instruments defining the rights of security holders, including indentures:

     (a)  Amended and Restated Articles of IncorporationFiled herewith.

     (b)  Bylaws                                       Incorporated by
                                                       reference to the
                                                       Company's
                                                       Registration
                                                       Statement on Form 8-
                                                       A, dated  February
                                                       4, 1994.

     (c)  Rayonier 1994 Incentive Stock Plan (the "Plan")Filed herewith.

5.   Opinion re legality                               Filed herewith.

15.  Letter re unaudited interim financial information Not applicable.

23.  Consents of experts and counsel                   The consent of
                                                       independent auditors
                                                       is incorporated by
                                                       reference to the
                                                       Company's Form 10-K
                                                       for the fiscal year
                                                       ended December 31,
                                                       1992.  The consent
                                                       of counsel is
                                                       incorporated by
                                                       reference to Exhibit
                                                       5.

24.  Powers of attorney                                Filed herewith.

27.  Financial Data Schedule                           None.

28.  Information from reports furnished to state       None.
     insurance regulatory authorities.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement:

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on this 28th day of February, 1994.

                         RAYONIER INC.


                         By/s/ John P. O'Grady
                         Name:John P. O'Grady
                         Title:    Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title


            *                 Chairman, President, Chief
Ronald M. Gross          Executive Officer and
                         Director (Principal
                         Executive Officer)

/s/ Gerald J. Pollack         Senior Vice President
Gerald J. Pollack        and Chief Financial
                         Officer (Principal
                         Financial Officer)


            *                 Acting Corporate
George S. Areson         Controller (Principal
                         Accounting Officer)


            *                 Director
Robert A. Bowman



            *                 Director
D. Travis Engen



                   *By/s/ John P. O'Grady
                         John P. O'Grady
                         Attorney-in-Fact
                         February 28, 1994

                               EXHIBIT INDEX

Exhibit
No.                        Title             Location                  Page

4. Instruments defining the rights of security holders, including indentures:

          (a)  Amended and Restated          Filed herewith.
          Articles of

          (b)  Bylaws                        Incorporated by reference to
                                             the Company's Registration
                                             Statement on Form 8-A, dated
                                             February 4, 1994.

          (c)  Plan                          Filed herewith.


5.        Opinion re legality                Filed herewith.

15.       Letter re unaudited interim        Not applicable.
          financial information

23.       Consents of experts and counsel    The consent of independent
                                             auditors is incorporated by
                                             reference to the Company's
                                             Form 10-K for the fiscal year
                                             ended December 31, 1992.  The
                                             consent of counsel is
                                             incorporated by reference to
                                             Exhibit 5.

24.       Powers of attorney                 Filed herewith.

27.       Financial Data Schedule            None.

28.       Information from reports           None.
          furnished to state insurance
          regulatory authorities.